Exhibit 15.2

582 Industrial Park Road, Bluefield, VA 24605-9364 ■Phone 276.322.5467 ■Fax 276.322.5460

www.mma1.com ■ info@mma1.com

CONSENT OF  MARSHALL MILLER & ASSOCIATES, INC.

We hereby  consent  to  (a)  being  named  in  the  Annual  Report  on Form 20-F  of   ArcelorMittal for  the  year  ended  December 31, 2016  (the   "2016  20-F") as  having   prepared certain  coal  reserve  estimates  and  (b)  the   incorporation  by reference  of   the  2016 20-F  into   the  Registration Statements  Nos.  333-147382, 333-153576, 333-162697  and  333-170117  on  Form  S-8  and  Registration  Statement  No.  333 -202409 on   Form F-3   (as  amended by  Post-Effective  Amendment  No.  1 ).

MARSHALL MILLER & ASSOCIATES, INC.

/s/ J. Scott Nelson

J. Scott Nelson, C.P.G.

Senior Principal

Blacksburg, Virginia

February 10, 2017

/s/ Justin S. Douthat

Justin S. Douthat, P.E., M.B.A.

Supervisory Engineer

Bluefield, Virginia

February 10, 2017

ENERGY & MINERAL RESOURCES ■ HYDROGEOLOGY & GEOLOGY ■ GEOPHYSICAL LOGGING SERVICES

CARBON MANAGEMENT ■ EXPERT WITNESS TESTIMONY ■MINING ENGINEERING ■ PETROLEUM ENGINEERING